UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 22, 2003

CYBERNET INTERNET SERVICES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

000-25677 (Commission File Number)	51-0384117 (IRS Employer Identification No.)

1620-400 Burrard Street
Vancouver, British Columbia V6C 3A6, Canada
(Address of principal executive offices and Zip Code)

(604) 683-5767
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Item 5. Other Events

CYBERNET INTERNET SERVICES INTERNATIONAL, INC. (the "Company") has received a notice of default for its Secured 14% 2009 Senior Bonds.

After considering all of its options the Company as of today ceased operations.

In addition the Company has paid to the Secured Bond Holder all of the Company cash on hand and assets

The Board of Directors accepted the Resignation of Mr. M. Smith and Mr. Yee as Directors and Officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYBERNET INTERNET SERVICE INTERNATIONAL, INC.

By: /s/ Slobodan Andjic
Slobodan Andjic
Director

Date: December 22, 2003